Exhibit 10.11

                        BRIDGE LOAN AND OPTION AGREEMENT

     This Bridge Loan Agreement is made as of February 28, 2012, between Mr. David Lonergan, a resident of Ireland ("the lender"), Global Equity Partners Plc, a Seychelles Corporation (the "Company" or "GEP"), and Global Equity International, Inc., a Nevada corporation ("GEI").

Terms and Conditions:

     1)   AMOUNT.

          Mr. David Lonergan agrees to lend the Company $20,000 USD (Twenty Thousand US Dollars) as a bridge loan to fund no later than March 1, 2012.

     2)   REPAYMENT.

          The Company agrees to repay the bridge loan within 90 days of the receipt of the funds.

     3)   INTEREST.

          The Company agrees to pay lender an interest rate of 3% equating to $600 for the 90 day loan term and also issue 40,000 shares of Global Equity International, Inc., a US Nevada Corporation (parent company of GEP).

     4)   OPTION.

          The Company also agrees to grant Mr. David Lonergan 20,000 warrants at a strike price of $1.00. The term to purchase these warrants has been mutually agreed to be a maximum of 18 months from the receipt of the funds lent to the Company.


/s/ David Lonergan                                  /s/ P. Smith
----------------------------                        ----------------------------
Mr. David Lonergan                                  Mr. Peter Smith
                                                    CEO - GEP
                                                    Plc. & GEI Inc.

Date: February 28, 2012                             Date: March 1, 2012